Exhibit 99.1

This Statement on Form 3 is filed jointly by PFTA I LP and PFTA I GP, Inc. The address of each of these reporting persons is C/O Portage Fintech Acquisition Corporation, 280 Park Avenue, 3rd Floor, New York, NY 10017.

Name of Designated Filer: PFTA I LP

Date of Event Requiring Statement: July 20, 2021

Issuer Name and Ticker or Trading Symbol: Portage Fintech Acquisition Corporation (Nasdaq: PFTA)

PFTA I LP

By:	PFTA I GP, Inc., its General Partner

By:	/s/ Sacha Haque
Name:	Sacha Haque
Title:	Director

PFTA I GP, Inc.

By:	/s/ Sacha Haque
Name:	Sacha Haque
Title:	Director